                                                                      Exhibit 20

                      AMENDMENT TO STOCKHOLDERS' AGREEMENT


         This AMENDMENT TO STOCKHOLDERS' AGREEMENT, dated as of December 26, 1998 (this "Amendment"), by and among KeyCorp Shareholder Services, Inc. (successor by merger to Ameritrust Company National Association), as depository ("Depository"), the Participating Stockholders under the Stockholders' Agreement, dated as of March 15, 1990, as amended, NACCO Industries, Inc. and the new Participating Stockholder identified on the signature page hereto (the "New Participating Stockholder").

         This Amendment sets forth the terms and conditions on which the New Participating Stockholder will join in and become a party to the Stockholders' Agreement, dated as of March 15, 1990, as amended (the "Stockholders' Agreement"), by and among each of the signatories identified therein, NACCO Industries, Inc., a Delaware corporation (the "Corporation"), and the Depository. Capitalized terms defined in the Stockholders' Agreement are used herein as so defined.

         Pursuant to Section 8 of the Stockholders' Agreement, prior to the acquisition of Class B Common Stock by a Permitted Transferee, the Stockholders' Agreement may be amended to add a Permitted Transferee as a Participating Stockholder by a writing signed by the Signatories, the Corporation and such Permitted Transferee.

         In consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto agree as follows:

              1. Representations and Warranties. The New Participating Stockholder, for such New Participating Stockholder only and not for any other Participating Stockholder, represents and warrants to the other Participating Stockholders and the Corporation as follows:


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                  (a) Such New Participating Stockholder is the beneficial owner of, or simultaneously with the execution hereof will acquire and be deemed to be the beneficial owner of, the shares of Class B Common
         Stock identified below such New Participating Stockholder's name on the signature pages hereto (except as otherwise described thereon), and except as otherwise described thereon such New Participating
         Stockholder does not own of record or beneficially or have any interest in any other shares of Class B Common Stock or any options to purchase or rights to subscribe or otherwise acquire any other shares of Class B Common Stock other than pursuant to the Stockholders' Agreement;

                  (b) Such New Participating Stockholder has the right, power and authority to execute and deliver this Amendment and to perform such New Participating Stockholder's obligations hereunder and under the Stockholders' Agreement; if this Amendment is being executed by a trustee on behalf of a trust, such trustee has full right, power and authority to enter into this Amendment on behalf of the trust and to bind the trust and its beneficiaries to the terms hereof; if this Amendment is being executed on behalf of a Participating Stockholder Organization, the person executing this Amendment is a duly authorized representative of such Participating Stockholder Organization with full right, power and authority to execute and deliver this Amendment on behalf of such Participating Stockholder Organization and to bind such Participating Stockholder Organization to the terms hereof; the execution, delivery and performance of this Amendment by such New Participating Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which such New Participating Stockholder is a party or by which


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         such New Participating Stockholder is bound or require the consent of any other person or any party pursuant thereto; (ii) any organizational, charter or other governance documents (including, without limitation, any partnership agreement, certificate of incorporation, or bylaws) of the New Participating Stockholder, (iii) any judgment, decree or order applicable to such New Participating Stockholder; or (iv) any law, rule or regulation of any governmental body;

                  (c) This Amendment and the Stockholders' Agreement constitute legal, valid and binding agreements on the part of such New Participating Stockholder; the shares of Class B Common Stock owned beneficially by such New Participating Stockholder are fully paid and nonassessable; and

                  (d) The shares of Class B Common Stock owned beneficially by such New Participating Stockholder are now held by such New Participating Stockholder, free and clear of all adverse claims, liens, encumbrances and security interests (except as created by the Stockholders' Agreement and any Amendments thereto, including this Amendment, and the Restated Certificate).

         2. Address for Notices. The address for all notices to the New Participating Stockholder provided pursuant to the Stockholders' Agreement shall be the address set forth below such New Participating Stockholder's name on the signature pages hereto, or to such other address as such New Participating Stockholder may specify to the Depository.

         3. Agreement to be Bound by Stockholders' Agreement. The New Participating Stockholder agrees to be bound by all of the terms and provisions of the Stockholders' Agreement applicable to Participating Stockholders.

         4. Beneficiaries. The New Participating Stockholder acknowledges that the Corporation and each Participating Stockholder is a beneficiary of this Amendment.

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         5. Amendment of Stockholders' Agreement. The Stockholders' Agreement is
hereby amended to add the New Participating Stockholder as a Participating Stockholder.

         6. Signature of Amendment by Trusts, Minors and Incompetents.

                  (a) In order for a trust exclusively (as defined in Section
         1.9 of the Stockholders' Agreement) for the benefit of a Family Member or Members to be considered a Participating Stockholder:

                           (i) the trustee and all adult beneficiaries of such
                  trusts having a current trust interest (as well as all Charitable Organization beneficiaries having a current trust interest) shall have previously signed the Stockholders' Agreement or shall sign this Amendment as a Participating Stockholder;

                           (ii) the trustee and a parent or legal guardian, for
                  trusts with minor beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such minor beneficiaries; or

                           (iii) the trustee and legal guardian, if any, for
                  trusts with incompetent beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such incompetent beneficiaries.

                  (b) If, at any time, any trust shall have an adult beneficiary (and such beneficiary is not incompetent) having a current trust interest or an ascertainable Charitable Organization beneficiary having a current trust interest and if such beneficiary has not previously signed the Stockholders' Agreement, then if such beneficiary shall fail or be unable to sign this Amendment for a period of 30 calendar days following notification to such beneficiary of the terms of this Amendment and the Stockholders' Agreement by the Depository and following signature of this Amendment by the trustee, the trust shall thereupon cease to be a



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         Participating Stockholder and Section 3.2 of the Stockholders'
         Agreement shall then apply as if the shares of Class B Common Stock held by the trust were then to be converted. The donor of a trust that is revocable by the donor alone, during the lifetime of such donor, shall be considered the only beneficiary thereof so long as such trust is so revocable.

                  (c) In the case of Class B Common Stock held by a custodian under the Uniform Transfers to Minors Act (or the practical equivalent thereof) for the benefit of a minor Family Member, the custodian shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.

                  (d) In the case of Class B Common Stock held in the name of a minor Family Member, a parent or legal guardian of such minor shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.

                  (e) In the case of Class B Common Stock held in the name of an incompetent Family Member, the legal guardian of such incompetent shall sign this Amendment on behalf of such incompetent if such incompetent is to be considered a Participating Stockholder.

                  (f) When a minor described in Section 6(c) or (d) reaches the age of majority, or an incompetent described in Section 6(e) is no longer impaired by such disability and has reached the age of majority, such Family Member shall execute and deliver an Amendment which has been executed and delivered by the Participating Stockholders (or their attorney-in-fact), the Corporation and the Depository. If such Family Member shall fail or be unable to sign such Amendment for a period of 30 calendar days following notification to such


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         Family Member of the terms of the Stockholders' Agreement by the
         Depository, such Family Member shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders' Agreement shall then apply as if the shares of Class B Common Stock were then to be converted.

         7. Power of Attorney. The undersigned New Participating Stockholder hereby constitutes and appoints Frank E. Taplin, Jr., Thomas E. Taplin, Alfred
M. Rankin, Jr., Dennis W. LaBarre, Michael G. Marting, Charles A. Bittenbender, and each of them as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any capacities to:

                  (a) Execute any and all statements under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, of beneficial ownership of Shares of Class B Common Stock subject to the Stockholders' Agreement as amended by this Amendment, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(f)(iii) under such Act in connection with such statements, all initial statements of beneficial ownership on Form 3 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and

                  (b) Execute and deliver any and all Amendments whereby a Family Member or a Charitable Organization or a Participating Stockholder Organization becomes a Participating Stockholder, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and



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         about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section 7. The grant of this power of attorney shall not be affected by any disability of the undersigned New Participating Stockholder. If applicable law requires additional or substituted language in order to validate the power of attorney intended to be granted by this Section 7, the New Participating Stockholder agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.

         8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, without production of the others.

         IN WITNESS WHEREOF, the New Participating Stockholder, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.



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                                             CORBIN RANKIN




/s/ Karen Marie Weiss                        By:      /s/ Corbin Rankin
--------------------------                            --------------------------
Witness                                      Name:    Corbin Rankin


                                             Date as of:  December 30, 1998

                                             Address:  214 Banbury Road
                                                       Richmond, VA 23221


                               Number of Shares of
                              Class B Common Stock




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STATE OF VIRGINIA       )
                        )       SS:
COUNTY OF HENRICE       )

         Before me, a Notary Public in and for said State and County, personally appeared the above-named Corbin Rankin, individually, who acknowledged that she did sign the foregoing instrument and that the same is her free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Richmond, Virginia this 30th day of December 1998.


                                                /s/ Karen Marie Weiss
                                                -------------------------------
[Notarial Seal]                                 Notary Public


                                       -9-

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                                             ALISON A. RANKIN




/s/ Debra A. Bauer                           By:      /s/ Alison A. Rankin
----------------------------                          --------------------------
Witness                                      Name:    Alison A. Rankin


                                             Date as of:  December 29, 1998

                                             Address:  1449 Carpenter Road
                                                       Gates Mills, OH  44040


                               Number of Shares of
                              Class B Common Stock






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STATE OF OHIO           )
                        )       SS:
COUNTY OF CUYAHOGA      )

         Before me, a Notary Public in and for said State and County, personally appeared the above-named Alison A. Rankin, individually, who acknowledged that she did sign the foregoing instrument and that the same is her free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Gates Mills, Ohio this 29th day of December 1998.


                                                 /s/ David R. Jones
                                                 ------------------------------
[Notarial Seal]                                  Notary Public




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                                             KeyCorp Shareholder Service, Inc.
                                                as Depository
                                             c/o KeyBank NA
                                             127 Public Square
                                             Cleveland, Ohio 44114


/s/ Janet M. Gob                             By:  /s/ Richard Petrulis
----------------------------                      ------------------------------
Witness


/s/ Marc Browning
----------------------------
Witness


/s/ Janet M. Gob                             And: /s/ Steven Bulloch
----------------------------                      ------------------------------
Witness


/s/ Marc Browning
----------------------------
Witness


STATE OF OHIO            )
                         )        SS:
COUNTY OF CUYAHOGA       )

          Before me, a Notary Public in and for said State and County, personally appeared KeyCorp Shareholder Services, Inc., not individually but as Depository, by RICHARD PETRULIS and STEVEN BULLOCH, its ASSISTANT SECRETARY and PRESIDENT, respectively, who acknowledged that they did sign the foregoing on behalf of said Depository by authority of its board of directors and it is the same as the free act and deed of such depository and their free act and deed as such officers.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio this 29th day of December 1998.


                                               /s/ Laura Freeswick
                                               --------------------------------
[Notarial Seal]                                Notary Public


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                                               NACCO INDUSTRIES, INC.




/s/ Charles A. Bittenbender                    By: /s/ Alfred M. Rankin, Jr.
----------------------------                      ------------------------------
Witness


/s/ John C. Butler, Jr.
----------------------------
Witness


/s/ Charles A. Bittenbender                    By: /s/ John C. Butler, Jr.
----------------------------                      ------------------------------
Witness


/s/ Helen Butler
----------------------------
Witness


STATE OF OHIO            )
                         )        SS:
COUNTY OF CUYAHOGA       )

         Before me, a Notary Public in and for said State and County, personally appeared NACCO Industries, Inc., a Delaware corporation, by Alfred M. Rankin, Jr. and John C. Butler, Jr., its Chairman, President and CEO and Vice President and Treasurer, respectively, who acknowledged that they did sign the foregoing instrument on behalf of said corporation by authority of its board of directors, and that the same is the free act and deed of said corporation and their free act and deed as such officers.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this 26th day of December 1998.


                                            /s/ Charles A. Bittenbender
                                            ------------------------------------
[Notarial Seal]                             Notary Public



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                                    THE PARTICIPATING STOCKHOLDERS listed in
                                    Exhibit A attached hereto and incorporated herein by this reference




/s/ Charles A. Bittenbender         By:  /s/ Alfred M. Rankin, Jr.
----------------------------             -----------------------------------
Witness                                      Alfred M. Rankin, Jr.
                                             Attorney-in-Fact

/s/ John C. Butler, Jr.
----------------------------
Witness





STATE OF OHIO            )
                         ) SS:
COUNTY OF CUYAHOGA       )

         Before me, a Notary Public in and for said State and County, personally appeared the Participating Stockholders listed on Exhibit A hereto by their attorney-in-fact Alfred M. Rankin, Jr., who acknowledged that he did sign the foregoing instrument as attorney-in-fact for the Participating Stockholders, and that the same is the free act and deed of the Participating Stockholders and his free act and deed as attorney-in-fact.

         IN TESTIMONY WHEREOF, I hereunto set my hand and official seal at Gates Mills, Ohio, this 26th day of December 1998.


                                        /s/ Charles A. Bittenbender
                                        -------------------------------------
[Notarial Seal]                         Notary Public



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